Exhibit 99.1

Contacts:

Bob Gordon

Computer Associates

robert.gordon@ca.com

631-342-2391

Emma Wischhusen, OutCast Communications

emma@outcastpr.com

415-345-4764

CA PARTNERS WITH GARNETT & HELFRICH CAPITAL IN INGRES DIVESTITURE

Agreement Creates Leading Business Open Source Database Company

ISLANDIA, N.Y. and MENLO PARK, Calif., November 7, 2005 – Computer Associates International, Inc. (NYSE:CA) and Garnett & Helfrich Capital, a private equity firm specializing in Venture Buyouts (VBOs), today announced a partnership to divest CA’s Ingres open source database unit into an independent corporate entity, Ingres Corporation.

As a result of the transaction, Garnett & Helfrich Capital is the majority shareholder in Ingres Corporation.  CA has acquired an ownership stake in Ingres and will have the right to appoint a member to its Board of Directors.  CA also intends to work with Ingres on product development, industry partnerships and marketing activities.

As an independent entity, Ingres will focus exclusively on the development dynamics and business opportunities associated with the open source market.  The divestiture will also enable CA to focus on its core strategic markets, which include systems and security management for the enterprise.

“This partnership with Garnett & Helfrich represents a step toward rationalizing CA’s solutions portfolio and provides Ingres with the dedicated resources and focus to ensure its future success,” said John A. Swainson, president and CEO of CA.  “It also provides CA with favorable economics and we believe it will assure continued support for CA’s current customers and position Ingres for leadership in the business open source database market.”

“During the past year, CA has been looking closely at its solutions portfolio and deciding how to best focus investment dollars on growth areas,” Swainson continued.  “Part of that program has been aimed at internal development, part on making key acquisitions and the last part on finding ways to unlock the value of solutions areas that, while not strategic to CA’s core business, have significant potential in the marketplace.  Our partnership with Garnett & Helfrich will bring the focus and investment required to unlock the value of the Ingres solution.”

“Open source software is being widely embraced by enterprise IT organizations seeking to optimize their flexibility, time-to-innovation and return on technology investments,” said Terry Garnett, managing director, Garnett & Helfrich Capital and interim CEO and chairman of the Board of Directors of Ingres.  “By moving the Ingres product to an independent company, we can more effectively capitalize on this market momentum by attracting top industry talent, accelerating the evolution of our technology and expanding our strategic partnerships.”

Prior to forming Garnett & Helfrich Capital with his partner, David Helfrich, in 2003, Mr. Garnett spent eight years with Venrock Associates where he was an early investor in Siebel, Check Point Software, Niku, Neoforma and Neon Software.  He was also actively involved in forming and funding CrossWorlds Software with his wife, Katrina Garnett, CrossWorlds’ founder and CEO, which went public in 2000 and was acquired by IBM in 2001.  Prior to Venrock, Mr. Garnett served as senior vice president of Worldwide Marketing and Business Development with Oracle Corporation, reporting to Larry Ellison, in addition to being a member of the Executive Management Committee.

“Our goal is to become the leading business open source database supplier to the enterprise community,” said Mr. Garnett.  “In recent years, CA has made a significant investment in making Ingres one of the leading mission-critical databases in the marketplace, serving an installed base of more than 5,000 customers around the world.  As a proven high-performance transactional database system, Ingres is poised to address the needs of the business open source community – as well as software and hardware providers – for their most challenging applications.”

Joining Mr. Garnett on the board of Ingres Corporation will be Mark Barrenechea of CA, Michael Rocha formerly of Oracle, and David Helfrich of Garnett & Helfrich Capital.

Mr. Barrenechea is executive vice president of Technology Strategy and chief technology architect at CA.  In that role he leads CA’s technology, mergers and acquisition activity, identifies potential acquisition candidates, determines how technologies align with CA’s product portfolio and outlines market opportunities.  Mr. Barrenechea previously served as executive vice president of Product Development, where he was responsible for the majority of CA’s worldwide research and development activities, including all technology, worldwide support and product marketing.  Prior to CA, Mr. Barrenechea was senior vice president of Applications Development at Oracle Corporation, a member of the Executive Management Committee, and reported directly to Larry Ellison.

Mr. Rocha enjoyed a 16 year career in Oracle Corporation’s product division.  Until recently, Mr. Rocha was executive vice president of Global Support Services and Platform Technology at Oracle. In that role he was responsible for support, platform technologies, on-demand (hosting/ASP) and corporate IT.  He reported directly to Larry Ellison and was a member of Oracle’s Executive Committee, Product Development Management Committee, Investment Committee and a board member of Oracle India.  Prior to being named executive vice president, he was senior vice president of Platform Technologies, responsible for platform engineering and joint development with system vendors and alliances.

Mr. Helfrich is a co-founder and managing director of Garnett & Helfrich Capital.  Prior to forming Garnett & Helfrich Capital, Mr. Helfrich spent six years with ComVentures.  He was responsible for investments in a number of innovative startup companies, including CoSine (NASDAQ: COSN), Entera (acquired by CacheFlow/Blue Coat Systems, NASDAQ: BCSI), IntruVert (acquired by Network Associates, NYSE: NET, now McAfee, NYSE:MFE), Internet Photonics (acquired by Ciena, NASDAQ: CIEN), P-Cube (acquired by Cisco, NASDAQ: CSCO), and Kagoor (acquired by Juniper, NASDAQ: JNPR).  Prior to co-founding ComVentures, Mr. Helfrich spent 17 years as an operating executive helping to found and build a number of the most successful and innovative networking companies in the industry – Newbridge Networks, Ascend Communications, Centrum Communications/ 3Com, and Copper Mountain Networks.

CA acquired the Ingres technology in 1994 as part of its purchase of the ASK Group.  Ingres began as an early relational database management system at the University of California, Berkeley 30 years ago.  The initial code base for Ingres was available under a version of the BSD license and it became a commercial DBMS in the mid-1980s.  In 2004, CA released the Ingres database to the open source community under the CA Trusted Open Source License, a derivative of the common public license that is compliant with the Open Source Initiative.

“The open source business model has been validated and has gained acceptance among enterprise customers,” said Robin Bloor, partner, Hurwitz & Associates.  “This move by CA with Garnett & Helfrich will make waves in the commercial database market for the incumbent vendors.  This is the kind of well-backed, focused entity that customers and industry leaders want to work with as they expand their commitment to open source.”

The Ingres transaction with CA is Garnett & Helfrich Capital’s second VBO transaction since the firm’s inception in 2004.  Earlier this year, Garnett & Helfrich acquired a controlling stake in Wyse Technology.  Wyse is the leading provider to the world’s largest businesses and institutions of hardware, software and services for scalable thin client computing solutions.  Mr. Garnett is the Chairman of Wyse and Mr. Helfrich also serves on the board.  Garnett & Helfrich Capital’s VBO approach applies the entrepreneurial background and operational experience of its founders to reposition its companies for substantial growth based on enhanced management, product and market strategies.

About Ingres

Ingres is the leading Business Open Source database. It offers an enterprise class, highly scalable, industrial-strength open source database platform that delivers superlative performance, scalability and manageability across a wide range of platforms, including Linux, UNIX, Windows and OpenVMS.  Ingres supports mission-critical applications from small to medium business to large-scale enterprise environments.  Ingres is available in open source and benefits from a strong, vibrant community of Ingres developers and customers. Additional information is available at www.ingres.com or 650-587-5500.

About CA

Computer Associates International, Inc. (NYSE:CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments.  Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries.  For more information, please visit http://ca.com.

About Garnett & Helfrich Capital

Garnett & Helfrich Capital is the first fund to focus exclusively on the emerging venture buyout segment for mid-sized technology spinouts. Formed in March 2004 with $350 million in capital from leading institutional investors such as Harvard, Stanford, Grove Street and Harbourvest, the firm will invest in spinout partnerships with large global technology companies in the enterprise software, communications and networking, semiconductor, and Internet content/infrastructure segments of the technology industry.

Earlier this year, Garnett & Helfrich Capital acquired a controlling equity interest in the market-leading thin client vendor, Wyse Technology from Koos Group based in Taiwan.  The principals, Terry Garnett and David Helfrich, have over 30 years of collective operating experience in senior roles at Oracle, Ascend Communications, 3COM, Tandem and Newbridge Networks as well as 15 years of venture capital investment experience at Venrock and ComVentures prior to founding Garnett & Helfrich Capital. Their prior venture capital investments have included Checkpoint Software, Siebel, Niku, CoSine and P-Cube. More information is available at www.garnetthelfrich.com.

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